SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 4, 2012

LAYNE CHRISTENSEN COMPANY

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34195	48-0920712
_______________	_______________	_______________

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1900 Shawnee Mission Parkway
Mission Woods, Kansas 66205

(Address of Principal Executive Offices)
____________________

(913) 362-0510

(Registrant's telephone number, including area code)

____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4 (c))

Item 2.02    Results of Operations and Financial Condition.

On December 6, 2012, the Registrant issued a press release reporting its earnings for the third quarter ended October 31, 2012, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 2.05               Costs Associated With Exit or Disposal Activities

Layne Christensen Company (the "Company" or "Layne") also announced on December 6, 2012,  plans to relocate the corporate headquarters from Mission Woods, Kansas to The Woodlands, Texas, a suburb of Houston, Texas.  The relocation is expected to commence in spring 2013 and be completed by winter 2013.

In connection with the relocation, which was approved by the Company’s Board of Directors on December 4, 2012, the Company expects to incur approximately $14 million to $17 million in expenses, $2 million to $3 million of which is estimated to occur in the fourth quarter of FY2013.  Substantially all of the remainder of the expenses are expected to occur in FY2014.  The Company expects to incur estimated costs of between $6 million to $7 million related to personnel relocation expenses, $6 million to $7 million related to employee attrition and replacement costs, and $2 million to $3 million in office relocation and other costs.  All of the above costs will be paid with cash.

Certain statements contained in this Current Report on Form 8-K are forward-looking in nature, including statements related to the cost and timing of the corporate office relocation. The Company’s business and operations are subject to a variety of risks and uncertainties and, consequently, actual results may differ materially from those projected by any forward-looking statements. These risks and uncertainties, as well as others, are discussed in greater detail in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K. There may be additional risks of which the Company is not presently aware or that it currently believes are immaterial which could have an adverse impact on its business. The Company makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances that may change.

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In connection with the Company's relocation of its corporate headquarters to The Woodlands, Texas, Jerry Fanska, the Company's Senior Vice President Finance and Chief Financial Officer, and Jeff J. Reynolds, the Company's Executive Vice President and Chief Operating Officer, have provided notice of their intentions to terminate their employment with the Company.  Under the severance agreements entered into between the Company and each of Mr. Fanska and Mr. Reynolds, the relocation of the corporate headquarters resulted in constructive termination without cause and each of these officers is entitled to severance payments pursuant to the terms of their previously filed Severance Agreement dated March 13, 2008.

Mr. Fanska has agreed to remain with the Company until his successor is hired, and to assist in the transition of responsibilities and the Company's relocation to the Houston area.  The Company has engaged the services of Heidrick and Struggles International, Inc. to assist in identifying and recruiting Mr. Fanska’s successor.  The Company anticipates hiring the individual as soon as practicable.

Mr. Reynolds has tendered his resignation effective as of January 1, 2013; however, Mr. Reynolds will remain a member of the Board of Directors of the Company.  David Singleton, currently President of the Water Resources Division, and Gernot Penzhorn, currently the President of the Mineral Exploration Division, will assume Mr. Reynolds's responsibilities effective January 1, 2013. Mr. Singleton will become Senior Vice President Operations – U.S. and Mr. Penzhorn will become Senior Vice President Operations – International.  In connection with their promotions, the base salaries of Messrs. Singleton and Penzhorn will each be increased to $300,000 per year.  Mr. Singleton and Mr. Penzhorn will also be eligible for the 2013 Short-Term Incentive Plan and the 2013 Long-Term Incentive Plan and certain relocation assistance payments, the terms of which are explained in more detail below.

Mr. Singleton, 53, has over 30 years of experience in various areas of the Company’s operations.  He has been the President of the Water Resources Division since May of 2010, and before that was Vice President of the Water Resources Division beginning in 2004.  Mr. Penzhorn, 42, became President of the Mineral Exploration Division in August 2011. From August 2007 until August 2011, Mr. Penzhorn was Vice President of Operations for the Mineral Exploration Division.  Prior to joining the Company, Mr. Penzhorn served as International Operations Director for Boart Longyear, which he joined in 2001.

The Company will provide certain benefits to its executives related to the relocation of the corporate headquarters, which may include reimbursement of reasonable expenses associated with the sale and purchase of the executive's primary residence (including compensation for loss up to a maximum amount incurred in connection with such sale and a bonus for a quick sale), reimbursement for moving and storage services of household goods, a lump-sum relocation allowance for miscellaneous expenses, temporary living assistance and a final move allowance.  The benefits are subject to certain maximums and certain items that are includable in the executive's taxable income will subject to a tax gross-up, including the lump-sum relocation allowance, the temporary housing assistance, and the home purchase or lease assistance.  The loss on sale and quick sale bonus are not eligible for tax gross-up.  These benefits will be available to the executives for a period of one year after the corporate headquarters' move or June 1, 2014, whichever comes first.

Adoption of New Executive Compensation Plans

On December 4, 2012 and upon the recommendation of the Compensation Committee of the Company, the Board of Directors of the Company (the "Board") also adopted the Layne Christensen Company Long-Term Incentive Plan (the "LTI Plan") and the Layne Christensen Company Executive Short-Term Incentive Plan (the "STI Plan"), each of which will become effective on January 1, 2013.

The LTI Plan

The LTI Plan will be administered by the Compensation Committee.  Pursuant to the terms of the LTI Plan, the Board will establish an annual equity pool (the "LTI Pool") within the first 90 days of each calendar year.  The equity awards issued from the LTI Pool relate to the Company's common stock and are made pursuant to the Company's 2006 Equity Incentive Plan, as amended and restated (the "Company Equity Plan") or any successor or other Company shareholder-approved equity plan.

The size of the LTI Pool in any year will be limited to 1% of the average market capitalization of the Company during the 30 day period ending on January 31st of the award year.  Within the limits of the LTI Pool, the Board will make awards to employees it selects (each a "LTI Participant"), based on recommendations made by the Compensation Committee.   An LTI Participant's award from the LTI Pool (i.e., the Participant's "LTI Target Opportunity") is a percentage of the LTI Participant's current base salary, which percentage varies depending on the LTI Participant's position in the Company. The percentages range from 200% of base salary for the Company's Chief Executive Officer ("CEO") to 30% of base salary for the Company's corporate vice-presidents.

The awards are to be allocated as follows:

•
40% of each LTI Participant's LTI Target Opportunity will be granted in the form of a time-vested stock option, which will vest ratably over a three year period.  The number of shares subject to the option will be based on the fair value of an option to acquire the Company's stock on the grant date.

•
10% of each LTI Participant's LTI Target Opportunity will be granted in the form of time-vested restricted stock units ("RSUs"), which will vest and be payable on the fifth anniversary of each such award's grant date, or, if earlier, upon the Participant's retirement from the Company, which can occur only if the Participant is age 60 and has been employed with the Company for at least five years. The number of shares subject to the RSU award will be based on the fair market value of a share of the Company's common stock on the grant date.  The Participant is required to hold and not sell his/her vested RSUs until his/her separation from the Company.

•
50% of each LTI Participant's LTI Target Opportunity will be granted in the form of performance shares, which will vest and be payable based on the level of achievement of one or more performance goals tied to the Company's return on net assets ("RONA") for the performance period, as set forth in the applicable award agreement. Final vesting may be reduced to 0% and increased to 150% depending on achievement of the RONA goal.  The number of performance shares covered by the award will be determined based on the value of a performance share award (as determined by the Board or Compensation Committee) on the grant date.

With respect to all of these awards, continuous employment is generally a condition to vesting.  However, the Board may, in its sole discretion, place other vesting conditions (e.g., acceleration upon death) in the applicable stock option, RSU or performance share agreement to the extent permitted under the Company's Equity Plan, or agree to vest all or a portion of the awards following the LTI Participant's separation from service prior to the contractual vesting of the awards if the Board determines the LTI Participant has warranted such vesting and such vesting is in the Company's best interests.

The above is a brief summary of the principal features of the LTI Plan and its operation.  For additional information regarding the LTI Plan, please refer to the full text of the LTI Plan, a copy of which is attached hereto as Exhibit 10.1.

The STI Plan

The STI Plan is a cash compensation incentive plan designed to annually reward and incentivize participants for their performance and contributions to the Company's overall financial and operational performance. The STI Plan will be administered by the Compensation Committee.  Pursuant to the STI Plan, corporate executives and division presidents selected by the Board (each an "STI Participant") may receive cash awards based on the extent to which specified primary and secondary performance goals are met during a one-year performance period. The STI bonus opportunities are expressed as a percentage of an STI Participant's base salary, based on the STI Participant's position and level within the Company.

For each annual performance period, the Compensation Committee will establish the primary and secondary goals based on the CEO's recommendations (with the exception of the goals that relate to the CEO, for which the CEO will not provide recommendations), subject to the Board's approval.  The primary goals will relate to corporate level and division level performance, and the secondary goals will relate to corporate level, division level and individual level performance.  All primary corporate and division level goals are based upon the achievement of a performance goal tied to the Company's or the division's RONA.

Upon achievement of the primary and secondary goals, an STI Participant will be entitled to receive, at a minimum, a payment of 50% of his or her applicable STI bonus opportunity and, at a maximum, a payment of 200% of his or her applicable STI bonus opportunity.  Once performance goal achievement has been determined and STI bonuses determined, the Board may increase or reduce an individual Participant's STI bonus by up to 50%.  Earned awards must be paid out within two and one-half months of the end of the applicable performance period.

The Board may amend or terminate the STI Plan at any time, in its sole discretion, and the Board retains the right to reassess performance goals and performance awards in light of unanticipated extenuating circumstances, or other reasons, and to increase or decrease the conditions of a performance goal or the value of a performance award as a result of its reassessment.

The above is a brief summary of the principal features of the STI Plan and its operation.  For additional information regarding the STI Plan, please refer to the full text of the STI Plan, a copy of which is attached hereto as Exhibit 10.2.

Item 7.01               Regulation FD Disclosure

On December 6, 2012, the Company issued a press release announcing its corporate relocation plan. This press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference herein. The press release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference in any registration statement filed under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference therein.

Item 9.01.  Financial Statements and Exhibits

10.1	Layne Christensen Company Long-Term Incentive Plan (effective as of January 1, 2013).

10.2	Layne Christensen Company Executive Short-Term Incentive Plan (effective as of January 1, 2013).

99.1	Press Release dated December 6, 2012, of Layne Christensen Company announcing earnings for the third quarter ended October 31, 2012.

99.2	Press Release dated December 6, 2012, of Layne Christensen Company announcing its corporate relocation plan, furnished pursuant to Item 7.01 hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Layne Christensen Company
(Registrant)

Date: December 6, 2012	By:	/s/ Rene J. Robichaud
		Name:	Rene J. Robichaud
		Title:	President and CEO

Exhibit Index:

10.1	Layne Christensen Company Long-Term Incentive Plan (effective as of January 1, 2013).

10.2	Layne Christensen Company Executive Short-Term Incentive Plan (effective as of January 1, 2013).

99.1	Press Release dated December 6, 2012, of Layne Christensen Company announcing earnings for the third quarter ended October 31, 2012.

99.2	Press Release dated December 6, 2012, of Layne Christensen Company announcing its corporate relocation plan, furnished pursuant to Item 7.01 hereof.